ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090847515-61
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/09/2009 4:11 PM
	Entity Number E0630872009-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Golden Global Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: InCorp Services (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) John Robert Hope (Name) Suite 201,17412-105 Ave NW, Edmonton (Street Address) — Alberta, Canada (City) — (State) — T5S 1G4 (Zip Code) 2) Tony Hon Ming (Name) 9710-66 Ave NW, Edmonton (Street Address) — Alberta, Canada (City) — (State) — T6M 0M3 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Jillian Sidoti, Esq Attorney in Fact (Name) — X [signature] (Incorporator Signature) 34721 Myrtle Court (Address) — Winchester (City) — CA (State) — 92592 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] on behalf of Incorp Services, inc (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — 12/9/09 (Date)

This form must be accompanied by appropriate fees